SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 26, 2002

                        Commission File Number: 000-28005

                             MetaSource Group, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                              88-0422028
------                                                              ----------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

40 Exchange Place, Suite 1607, New York, New York                        10005
-------------------------------------------------                        -----
(Address of principal executive offices)                            (Zip Code)

                                 (646) 805-5141
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                               ------------------
                   (Former name, if changed since last report)

                               ------------------
      (Former Address and Telephone Number of Principal Executive Offices)

Item 5. Other Events and Regulation FD Disclosure.

Stock Split. On November 17, 2002, the Registrant's Board of Directors approved a 1 for 1.1 stock split of the Registrant's issued and outstanding common stock. The dividend was payable on November 26, 2002 for shareholders of record on November 17, 2002.

The Registrant's purpose for the stock split is to increase the marketability and liquidity of the common stock and increase the number of issued and outstanding shares of its common stock. As a result of the stock split, each share of the Registrant's issued and outstanding common stock may be exchanged for 1.1 fully paid and nonassessable share of common stock, $0.001 par value per share. Shares must be surrendered to receive the dividend. Fractional shares will be rounded upward.

Change of Symbol and CUSIP Number. Concurrent with the forward split, Registrant also changed its symbol and CUSIP Number. Therefore, the Registrant's CUSIP Number has changed from 59139R-10-0 to 59139R-20-9 and the Registrant's symbol changed from MSGR to MTSR.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         MetaSource Group, Inc.


December 3, 2002                By:      /s/ Courtney Smith
                                         -------------------------------------
                                         Courtney Smith, President